                          SCHEDULE 14A (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_] Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                            SYMPHONIX DEVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                            SYMPHONIX DEVICES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2001

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symphonix Devices, Inc., a Delaware corporation (the "Company"), will be held on Friday, April 27, 2001 at 8:30 a.m. local time, at 2331 Zanker Road, San Jose, California, 95131 for the following purposes:

  1.  To elect two (2) Class III directors to serve for a three-year term.

  2. To approve an amendment of the Company's 1994 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to a new total of 5,499,273 shares.

  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

  4. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          /s/ Kirk B. Davis
                                          Kirk B. Davis
                                          President and Chief Executive
                                          Officer

San Jose, California
April 2, 2001

                            YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            SYMPHONIX DEVICES, INC.

                               ----------------

                           PROXY STATEMENT FOR 2001
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Symphonix Devices, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Friday, April 27, 2001 at 8:30 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 2331 Zanker Road, San Jose, California, 95131. The Company's telephone number at that location is (408) 232-0710.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed on or about April 2, 2001 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Stockholders of record at the close of business on March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 21,026,836 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 4,700 stockholders. No shares of the Company's Preferred Stock were outstanding as of the Record Date.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

  Each stockholder is entitled to one vote for each share held as of the Record Date.

Solicitation of Proxies

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Quorum; Abstentions; Broker Non-votes

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

  The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for the Class III Directors set forth herein; for approval of the amendment of the Company's 1994 Stock Option Plan; for the ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and at the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 3, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If such a stockholder fails to comply with the foregoing notice provision the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

  For any proposal that is not submitted by a stockholder for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 18, 2002 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 18, 2002.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 1, 2001 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the Named Executive Officers (as defined on page 14 under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                                  Approximate
                                                  Common Stock    Percentage
               Beneficial Owner                Beneficially Owned  Owned(1)
               ----------------                ------------------ -----------
Entities Affiliated with J.P. Morgan
 Capital(2)(15)...............................      2,460,630        11.70%
 60 Wall Street
 New York, NY 10260-0060

Entities Affiliated with Patricof & Co.
 Ventures(3)(15)..............................      2,460,630        11.70%
 2100 Geng Road
 Suite 150
 Palo Alto, CA 94303

Siemens Audiologische Technik GmbH............      2,026,062         9.64%
 c/o Siemens Corporation
 1301 Avenue of the Americas
 New York, NY 10014

Entities Affiliated with Mayfield(4)..........      1,432,649         6.81%
 2800 Sand Hill Road, 2nd Floor
 Menlo Park, CA 94025

Adele C. Oliva(5)(15).........................      2,460,630        11.70%

Martin Friedman(6)(15)........................      2,460,630        11.70%

Rodger Radke(7)...............................      2,026,062         9.64%

Kirk B. Davis(8)..............................        791,047         3.64%

Geoffrey R. Ball(9)...........................        681,239         3.23%

B.J. Cassin(10)(15)...........................        671,757         3.19%

Patrick J. Rimroth(11)........................        266,601         1.26%

Deborah Arthur(12)............................        165,000            *

Bob H. Katz(13)...............................        187,792            *

George G. Montgomery(14)......................         60,000            *

R. Michael Crompton...........................         14,501            *

All directors and executive officers as a
 group (13 persons)(16).......................     10,105,259         45.0%

- --------
  *  Less than 1%

 (1) Applicable percentage ownership is based on 21,026,836 shares of Common Stock outstanding as of March 1, 2001 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 1, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Consists of 1,845,540 shares held by J.P. Morgan Capital and 615,090 shares held by Sixty Wall Street Fund LP.

 (3) Consists of 2,390,010 shares held by APAX Excelsior VI, LP and 70,620 shares held by Patricof Private Investments Club III, LP.

 (4) Consists of 1,329,946 shares held by Mayfield VII, 69,999 shares held by Mayfield Associates Fund II and 32,704 shares held by Mayfield VII Management Partners.

 (5) Consists of 2,460,630 shares held by entities affiliated with Patricof & Co, Ventures. Ms. Oliva, a director of the company, is a Partner of Patricof & Co. Ventures, Inc. and disclaims beneficial ownership over these shares.

 (6) Consists of 2,460,630 shares held by entities affiliated with J.P. Morgan Capital. Mr. Friedman, a director of the company, is Vice President, North American Team of J.P. Morgan Capital and disclaims beneficial ownership over these shares.

 (7) Consists of 2,026,062 shares held by Siemens Audiologische Technik GmbH. Mr. Radke, a director of the company, is co-managing director of Siemens Audiologische Technik GmbH and disclaims beneficial ownership over these shares.

 (8) Includes options to purchase up to 690,000 shares exercisable within 60 days after March 1, 2001.

 (9) Includes options to purchase up to 70,000 shares exercisable within 60 days after March 1, 2001.

(10) Consists of 493,666 shares held in the name of the Cassin Family Trust, over which Mr. Cassin holds voting and dispositive power, (ii) 95,388 shares held by Cassin Family Partners, a California Limited Partnership, over which Mr. Cassin holds voting and dispositive power and (iii) includes options to purchase up to 82,703 shares exercisable within 60 days after March 1, 2001.

(11) Includes 111,381 shares held in the name of the Rimroth Family Trust over which Mr. Rimroth holds voting and dispositive power and (ii) options to purchase up to 155,000 shares exercisable within 60 days after March 1, 2001.

(12) Consists of options to purchase up to 165,000 shares exercisable within 60 days after March 1, 2001.

(13) Consists of 162,792 shares held in the name of the Bob Katz Trust, over which Mr. Katz holds voting and dispositive power and (ii) an option to purchase up to 25,000 shares exercisable within 60 days of March 1, 2001.

(14) Consists of options to purchase up to 60,000 shares exercisable within 60 days after March 1, 2001.

(15) Does not include shares issuable pursuant to the purchase price adjustment available to investors in the Private Placement. The Private Placement is described more fully in the section entitled "Certain Transactions," beginning on page 16.

(16) Includes options to purchase up to 1,485,000 shares exercisable within 60 days after March 1, 2001.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company's Board of Directors consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, two directors in Class II and two directors in Class
III. Two Class III directors are to be elected at the Annual Meeting. The Class I and Class II directors will be elected at the Company's 2002 and 2003 Annual Meetings of Stockholders, respectively. Each of the Class III directors will hold office until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required

  If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

  The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company.

                                    Principal Occupation During      Director
                Name                    the Last Five Years      Age  Since
                ----                ---------------------------  --- --------
 Nominees for Class III Directors:
 Kirk B. Davis.................... Kirk B. Davis has been         43   1999
                                    President and Chief
                                    Executive Officer and a
                                    director of Symphonix
                                    Devices, Inc. since August
                                    1999 and Chairman since May
                                    2000. Mr. Davis was with
                                    Abbott Laboratories, Inc.
                                    from 1987 and most
                                    recently, from March 1998,
                                    served as Vice President
                                    and General Manager,
                                    Critical Care Products.
                                    From 1996 to 1998, he
                                    served as General Manager
                                    of Abbott's UK operation
                                    and from 1994 to 1998 he
                                    served as divisional Vice
                                    President and Regional
                                    Director, Europe for
                                    Abbott. Mr. Davis has a BS
                                    degree from Stanford
                                    University and an MBA
                                    degree from the J.L.
                                    Kellogg Graduate School of
                                    Management at Northwestern
                                    University.
 B.J. Cassin...................... B.J. Cassin has served as a    67   1994
                                    director of the Company
                                    since July 1994. Mr. Cassin
                                    has been a private venture
                                    capital investor since
                                    1979. Previously, he co-
                                    founded Xidex Corporation,
                                    a manufacturer of data
                                    storage media, and served
                                    as Vice President of
                                    Marketing. Mr. Cassin is a
                                    director of Cerus
                                    Corporation, a medical
                                    device company (of which he
                                    is Chairman). Mr. Cassin
                                    holds an A.B. degree from
                                    Holy Cross College.

                                 Principal Occupation During the       Director
              Name                       Last Five Years           Age  Since
              ----               -------------------------------   --- --------
 Continuing Class II Directors:

 Adele C. Oliva................ Adele C. Oliva has served as a      35   2000
                                 director of the Company since
                                 November 2000. Ms. Oliva has
                                 been a venture capitalist with
                                 Patricof & Co. Ventures, Inc.
                                 since 1997, focusing on
                                 investments in the health care
                                 industry. Prior to joining
                                 Patricof & Co., Ms. Oliva
                                 worked at Baxter Healthcare,
                                 where she held positions in
                                 marketing and business
                                 development in the
                                 CardioVascular and I.V. Systems
                                 Divisions. Ms. Oliva is a
                                 graduate of Saint Joseph's
                                 University and has an M.B.A.
                                 from Cornell University.

 George G. Montgomery.......... George G. Montgomery has served     39   2000
                                 as a director of the Company
                                 since May 2000. Mr. Montgomery
                                 is currently a Managing
                                 Director, Healthcare Investment
                                 Banking at JP Morgan H & Q.
                                 From 1999 to 2000, he was Chief
                                 Financial Officer for Pinpoint
                                 Therapeutics, Inc. a medical
                                 device company. Prior to
                                 Pinpoint, Mr. Montgomery was a
                                 Managing Director at SG Cowen,
                                 a firm he was with from 1995 to
                                 1999. Prior to SG Cowen, he was
                                 a Vice President at CS First
                                 Boston. Mr. Montgomery holds a
                                 B.A. from Yale College and an
                                 M.B.A. from the Wharton School
                                 at the University of
                                 Pennsylvania.

 Continuing Class I Directors:

 Martin Friedman............... Martin Friedman has served as a     37   2000
                                 director of the Company since
                                 November 2000. Mr. Friedman
                                 joined J.P. Morgan Capital
                                 Partners in 2000 and is based
                                 in New York, where he focuses
                                 exclusively on investment
                                 opportunities in the healthcare
                                 sector. Prior to joining J.P.
                                 Morgan Capital Partners, Mr.
                                 Friedman spent eight years in
                                 J.P. Morgan's Healthcare
                                 Investment Banking group
                                 working with medical device,
                                 pharmaceutical and healthcare
                                 services clients. Prior to
                                 joining J.P. Morgan, Mr.
                                 Friedman worked at Morgan
                                 Stanley in both New York and
                                 Tokyo. Mr. Friedman earned a
                                 B.A. from Columbia College and
                                 an M.B.A. from Columbia
                                 Business School.

 Geoffrey R. Ball.............. Geoffrey R. Ball co-founded the     37   1994
                                 Company and has served as Vice
                                 President and Chief Technical
                                 Officer and a director since
                                 May 1994. From 1987 to March
                                 1994, Mr. Ball was a biomedical
                                 engineer in the hearing
                                 research laboratory at the
                                 Veterans Hospital in Palo Alto,
                                 California, affiliated with
                                 Stanford University. Mr. Ball
                                 holds an M.S. degree from the
                                 University of Southern
                                 California and a B.S. degree
                                 from the University of Oregon.

 Rodger Radke.................. Roger Radke, PhD, has served as     38   2000
                                 a director of the Company since
                                 August 2000. He is currently
                                 the Managing Director and
                                 Chairman of Siemens
                                 Audiologische Technik GmBH, the
                                 leading company in the hearing
                                 instruments market. Mr. Radke
                                 has ten years experience in the
                                 medical industry in Europe and
                                 the United States with Siemens
                                 Medical Engineering Group. He
                                 holds a PhD degree from the
                                 University of Munster, Germany.

Board Meetings and Committees

  The Board of Directors of the Company held a total of six meetings during fiscal 2000. No director attended fewer than 75% of the meetings of the Board of Directors held during the period he or she was a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such function.

  The Audit Committee is responsible for overseeing actions taken by the Company's independent accountants and reviewing the Company's internal financial controls. The Audit Committee consists of directors Montgomery, who serves as chairman, Cassin and Oliva. The Board of Directors has adopted an Audit Committee Charter which is included as Appendix A. The Audit Committee held five meetings during fiscal 2000, and no director attended fewer than 75% of the meetings of the Audit Committee held during the period he or she sat on such committee.

  The board of directors has determined that as of the proxy date, each of directors Montgomery, Cassin and Oliva is an "independent director," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

  The Compensation Committee, which consists of directors Cassin and Oliva, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee held three meetings during fiscal 2000, and no director attended fewer than 75% of the meetings of the Compensation Committee held during the period he or she sat on such committee.

Compensation of Directors

  Members of the Company's Board of Directors do not receive cash compensation for their services as directors but outside members are eligible to receive grants of stock options under the Company's 1994 Stock Option Plan. Directors who are employees of the Company do not receive any compensation for their service on the Board. During fiscal 2000 the Company made the following grants of stock options to outside directors:

                                  Number of Securities
                                   Underlying Options  Exercise Price Expiration
   Name                                Granted(1)        Per Share       Date
   ----                           -------------------- -------------- ----------
   B.J. Cassin...................        50,000            $3.844      05/18/10
   George G. Montgomery..........        50,000            $3.844      05/18/10
   George G. Montgomery..........        10,000            $3.844      05/18/10

- --------
(1) The options are immediately exercisable, conditioned upon the optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The options vest or are released from the repurchase option of the Company at the rate of one forty-eighth ( 1/48) of the total number of shares subject to each option at the end of each full month beginning on the grant date for each option.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of directors Cassin and Oliva. There were no reportable transactions with any members of the Compensation Committee in fiscal 2000.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO

                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

  At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company's 1994 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.

  As of March 1, 2001, a total of 4,499,273 shares of Common Stock have been reserved for issuance under the Option Plan. As of March 1, 2001, 1,573,499 shares had been issued upon the exercise of stock options granted under the Option Plan, 2,568,761 options were outstanding and 563,371 shares remained available for future grant. Under the amendment, an additional 1,000,000 shares will be authorized and available for future grants under the Option Plan for a new total of 5,499,273 shares.

  The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company has had a longstanding practice of linking key employee compensation to corporate performance because it believes that this increases employee motivation to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company's employees.

  The Board of Directors believes that the remaining shares available for grant under the Option Plan are insufficient to accomplish the purposes of the Option Plan described above. The Company anticipates there will be a need to hire additional technical, sales and marketing, and management employees during fiscal 2001 and it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the extremely competitive job market in Silicon Valley. In addition, in order to retain the services of valuable employees as the Company matures and its employee base grows larger, it will be necessary to grant additional options to current employees as older options become fully vested.

  The essential terms of the Option Plan are summarized as follows:

Purpose

  The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

Administration

  The Option Plan provides for administration by the Board of Directors of the Company or one of its committees. The Option Plan is currently being administered by the Board of Directors. The Board of Directors is referred to in this description as the "Administrator." The Administrator determines the terms of options granted including, but not limited to, the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Option Plan.

Eligibility

  The Option Plan provides that either incentive or nonqualified stock options may be granted to employees (including officers and employee directors) of the Company or any of its designated subsidiaries. In addition, the Option Plan provides that nonqualified stock options may be granted to non-employee directors and consultants of the Company or any of its designated subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the Administrator considers the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Option Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which become exercisable by a single optionee for the first time in any one calendar year.

Terms of Options

  Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

    (1) Exercise of the Option: The Administrator determines when options granted under the Option Plan may be exercised. An option is exercised when the optionee gives written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tenders payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock (subject to certain conditions), a reduction in the amount of any liability the Company may have to the optionee or any combination of the foregoing methods. Payment may also be made by a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes or such other consideration as determined by the Administrator and as permitted by the Delaware General Corporation Law.

    Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

    (2) Option Price: The option price of all incentive stock options and nonqualified stock options under the Option Plan is determined by the Administrator but, in the case of incentive stock options, in no event will it be less than the fair market value of the Company's Common Stock on the date the option is granted. For purposes of the Option Plan, fair market value is defined as the closing price per share of the Company's Common Stock on the date of grant as reported on The NASDAQ National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date of grant.

    (3) Termination of Employment: The Option Plan provides that if the optionee's employment by the Company is terminated for any reason, other than death or disability, options may be exercised within three months (or such other period of time not exceeding three months as determined by the Administrator) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    (4) Death: If an optionee should die while an employee or a consultant of the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option.

    (5) Disability: If an optionee's employment is terminated due to a disability, options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option.

    (6) Termination of Options: Options granted under the Option Plan have a term as is determined by the Administrator, with incentive stock options expiring no later than ten years from the date of grant. However, incentive stock options granted to an optionee who immediately before the grant of such option owns more than 10% of the voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

    (7) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution or a qualified domestic relations order and is exercisable only by the optionee (or in the event of death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee).

Adjustment Upon Changes in Capitalization

  In the event any change such as a stock split or dividend is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, the Administrator may in its discretion provide for an optionee to have the right to exercise his or her option until 10 days prior to such transaction, including shares as to which the option would not otherwise be exercisable. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor refuses to assume or substitute for an option, the optionee shall fully vest in and have the right to exercise such option in full, including shares as to which such option would not otherwise be exercisable for a period of 15 days from the date the Administrator gives notice to the optionee.

Performance-Based Compensation Limitations

  No employee will be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. The foregoing limitation, which will be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

Amendment and Termination

  The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares which may be issued under the Option Plan or as necessary to remain in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 422 of the Code. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in June 2004.

Tax Information

  Options granted under the Option Plan may be either incentive stock options (as defined in Section 422 of the Code) or nonqualified options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price to the extent not recognized as taxable income as described above will be treated as long-term or short- term capital gain or loss depending on the holding period.

  Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option. The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Option Plan

  The grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers during fiscal 2000. Information regarding options granted to Outside Directors pursuant to the Option Plan during fiscal 2000 is set forth under the heading "Proposal One--Election of Directors--Compensation of Directors." During fiscal 2000, all executive officers as a group and all other individuals as a group received options to purchase 810,000 shares and 752,400 shares, respectively, pursuant to the Option Plan. As of March 1, 2001, approximately 83 employees, directors and consultants were eligible to participate in the Option Plan.

Vote Required

  The affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting will be required to approve the amendment of the Option Plan.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE OPTION PLAN.

                                PROPOSAL THREE

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  PricewaterhouseCoopers LLP audited the Company's financial statements annually from 1994 until 1999. As described under the heading "Change of Accountants" below, the Company retained KPMG LLP to audit its financial statements as of and for the year ended December 31, 2000. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Accountants

  On January 22, 2001, PricewaterhouseCoopers LLP resigned as the independent accountants of the Company. The reports of PricewaterhouseCoopers LLP on the financial statements for the Company's past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the Company's two most recent fiscal years and through January 22, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through January 22, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

  On February 9, 2001, the Company engaged KPMG LLP as its new independent accountant to audit its financial statements as of and for the year ended December 31, 2000. During the years ended December 31, 1999 and 2000 and between January 1, 2001 and February 9, 2001, the Company did not consult with KMPG LLP regarding the application of accounting principles to a specified transaction either completed or proposed, the Company did not consult with KPMG LLP regarding the type of audit opinion that might be rendered or the Company's financial statements and there was not any written or oral advice provided to the Company prior to KPMG LLP's retention as the Company's independent accountant.

Fees billed to Company by PricewaterhouseCoopers LLP and KPMG LLP for Fiscal
2000

 Audit Fees:

  Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q totaled $69,340. Audit fees billed to the Company by KPMG LLP for review of the Company's annual financial statements for the Company's 2000 fiscal year totaled approximately $100,000.

 Financial Information Systems Design and Implementation Fees:

  The Company did not engage PricewaterhouseCoopers LLP or KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

 All Other Fees:

  Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $166,250. KPMG LLP did not bill the Company during the 2000 fiscal year for non-audit services rendered to the Company.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                          SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers in the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers") of the Company for services rendered in all capacities to the Company for the fiscal years indicated.

                                                                   Long-Term
                                                     Annual       Compensation
                                                  Compensation       Awards
                                               ------------------ ------------
                                                                   Number of
                                                                   Securities
                                                                   Underlying
                                        Fiscal                      Options
   Name and Principal Position           Year   Salary  Bonus ($)    (#)(1)
   ---------------------------          ------ -------- --------- ------------
Kirk B. Davis(2).......................  2000  $281,061  $41,885    140,000
President and Chief Executive Officer    1999   100,482   80,000    650,000

R. Michael Crompton(3).................  2000   187,597  165,246     25,000
Vice President of Regulatory Affairs
 and Quality Assurance                   1999   157,337   40,246     75,000
                                         1998   155,253   38,390     10,000

Patrick J. Rimroth ....................  2000   198,805   41,885     70,000
Vice President of Operations             1999   161,353   41,085     75,000
                                         1998   149,128   37,037     10,000

Bob H. Katz(4) ........................  2000   193,253   41,140     70,000
Vice President of Research and
 Development                             1999   173,583   41,140     75,000
                                         1998   153,678   31,539        --

Deborah Arthur.........................  2000   154,389   47,665     70,000
Vice President of Clinical Affairs       1999   139,928   11,475     45,000
                                         1998    80,788   10,000     50,000

- --------
(1) These shares are subject to exercise under stock options granted pursuant to the Company's 1994 Stock Option Plan. See "--Option Grants in Last Fiscal Year."

(2) Mr. Davis joined the Company in August 1999.

(3) Mr. Crompton resigned from the Company in November 2000.

(4) Mr. Katz resigned from the Company in February 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2000. All such options were awarded under the Company's 1994 Stock Option Plan.

                                                                          Potential
                                                                       Realizable Value
                                                                       at Assumed Rates
                                                                        of Stock Price
                                                                       Appreciation for
                                       Individual Grants                Options Term(1)
                         --------------------------------------------- ----------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in  Price Per
                          Granted    Fiscal 2000    Share   Expiration
    Name                   (#)(2)      (%)(3)     ($)(4)(5)    Date    5% ($)  10% ($)
    ----                 ---------- ------------- --------- ---------- ------- --------
Kirk Davis..............   50,000       3.20%      $3.750    08/25/10  $39,014 $173,185
Kirk Davis..............   90,000       5.76%       1.875    12/20/10  238,975  480,484
R. Michael Crompton ....   25,000       1.60%       3.750    08/25/10   19,507   86,593
Patrick J. Rimroth......   25,000       1.60%       3.750    08/25/10   19,507   86,593
Patrick J. Rimroth......   45,000       2.88%       1.875    12/20/10  119,488  240,242
Bob H. Katz.............   25,000       1.60%       3.750    08/25/10   19,507   86,593
Bob H. Katz.............   45,000       2.88%       1.875    12/20/10  119,488  240,242
Deborah Arthur..........   25,000       1.60%       3.750    08/25/10   19,507   86,593
Deborah Arthur..........   45,000       2.88%       1.875    12/20/10  119,488  240,242

- --------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The options are immediately exercisable, conditioned upon the optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The options vest or are released from the repurchase option of the Company at the rate of one forty-eighth ( 1/48) of the total number of shares subject to each option at the end of each full month beginning on the grant date for each option.

(3) Based on an aggregate of 1,562,400 options granted by the Company in the year ended December 31, 2000 to employees of and consultants to the Company, including the Named Executive Officers.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(5) Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2000 and the value of stock options held as of December 31, 2000 by the Named Executive Officers.

                                                    Securities Underlying     Value of Unexercised
                                                   Unexercised Options at    In-The-Money Optons at
                                          Value     December 31, 2000 (#)   December 31, 2000 ($)(1)
                         Shares Acquired Realized ------------------------- -------------------------
    Name                 on Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
    ----                 --------------- -------- ----------- ------------- ----------- -------------
Kirk B. Davis...........       --          --       183,330      506,670     $ 97,385     $276,333
R. Michael Crompton.....       --          --       132,598          --       156,510          --
Bob H. Katz.............       --          --        29,166      115,834        5,455       40,779
Patrick J. Rimroth......       --          --        34,999      120,001        5,455       40,779
Deborah Arthur..........       --          --        55,832      109,168        5,455       40,779

- --------
(1) Fair market value of the Company's Common Stock at fiscal year-end ($2.7812 based on the last reported sale price of the Company's Common Stock on December 31, 2000) minus the exercise price.

Employment Contracts and Change-in-Control Arrangements

 Option Vesting Agreements

  The Company has entered into an option vesting agreement with each of its officers with whom it has entered into a stock option agreement, to provide for accelerated vesting of all shares subject to such option (i) 12 months after a change in control or (ii) in the event such officer is involuntarily terminated within the 12 month period following a change in control. For purposes of the option vesting agreement, "change in control" is defined as
(i) the closing of a merger, reorganization, sale of shares or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the closing of the transaction own less than 50% of the voting power of the surviving or controlling entity (or its parent) immediately after the transaction, or (ii) the date of the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

Certain Transactions

 Transactions with Directors, Executive Officers and Others

  On November 10, 2000, the Company issued an aggregate of 6,397,632 shares of its common stock to investors (the "Private Placement") for a purchase price of approximately $26 million, which represented a per share price of $4.064. Pursuant to the terms of the Private Placement, each investor may elect to receive, once during the two-year period following the closing of the Private Placement and at no extra cost, additional shares of Company common stock based upon the difference between the original purchase price paid by the investor and the 33-day average closing price of the common stock as of the date of such price adjustment.

  The investors in the Private Placement included three trusts (the "Trusts") of which B.J. Cassin, one of Company's directors, is a trustee. The Company issued and sold an aggregate of 246,061 shares of its Common Stock to the Trusts in the Private Placement for a purchase price of approximately $999,992. In connection with the issuance of 2,460,630 shares to each of J.P. Morgan Capital and Patricof & Co. Ventures, the Company agreed that its Board of Directors will nominate one individual designated by each of J.P. Morgan and Patricof to its Board of Directors, and that its Board of Directors and management will vote all shares for which they hold proxies or otherwise are entitled to vote in favor of these nominees. Martin Friedman a nominee of J.P. Morgan and Adele Oliva a nominee of is the Patricof & Co. have been serving on the Board of Directors since the closing of the Private Placement.

  The Company believes that the Private Placement set forth above was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  During the fiscal year ended December 31, 2000 the Company's executive compensation program was approved by the Board's Compensation Committee and the Board of Directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's executive officers during fiscal 2000. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table (see page 14).

Compensation Philosophy

  The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The compensation program for the Company's executive officers consists of the following components: base salary, annual cash incentives and long-term stock option incentives.

Base Salary

  The Compensation Committee reviewed and approved fiscal 2000 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year and as necessary at various times during the fiscal year. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly situated companies in the medical device industry, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other medical device companies. The competitive information was obtained from surveys prepared by reputable consulting companies or industry associations. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Annual Cash Incentives

  Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. The Company generally provides annual bonus payments to its executive officers based on achieving a set of specific corporate and individual goals established at the beginning of the fiscal year. Target bonuses are established based on a percentage of each officer's salary and the portion of that target that is paid is based on the committee's determination of the extent to which each officer's predetermined goals were accomplished. In establishing bonus payments for fiscal 2000, the Committee measured progress in the Company's product development programs, clinical trials and manufacturing operations during the year, as well as financial performance.

Long-Term Stock Option Incentives

  The Company generally provides its executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Stock Option Plan. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

  The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers in fiscal 2000 were granted at an exercise price that was at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

Section 162(m)

  The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for the Company's executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          B.J. Cassin
                                          Adele Oliva

                         Report of the Audit Committee

  The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted by:

                                          George Montgomery
                                          B.J. Cassin
                                          Adele Oliva

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of The NASDAQ National Market, U.S. index and of the NASDAQ Medical Devices, Instruments and Supplies index for the period commencing February 19, 1998 (the date the Company's Common Stock commenced trading on the NASDAQ National Market) and ending on December 31, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

                Comparison of 34 Month Cumulative Total Return*
                        among Symphonix Devices, Inc.,
             the Nasdaq Stock Market (U.S.) Index and a Peer Group

                              [PERFORMANCE CHART]

* $100 invested on 02/19/98 in stock or index, including reinvestment of dividends.

                                                     Cumulative Total Return
                                                  ------------------------------
                                                  2/19/1998 12/98  12/99  12/00
                                                  --------- ------ ------ ------
Symphonix Devices, Inc. .........................  100.00    34.38  28.13  23.18
Peer Group.......................................  100.00    55.37  62.32  41.99
Nasdaq Stock Market (U.S.).......................  100.00   128.10 238.10 143.26

  The information contained under the caption (on page 17) "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" (shown above) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all such forms were filed on a timely basis.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 2, 2001

                                  APPENDIX A

                            SYMPHONIX DEVICES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

  I. Purpose. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

  The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

  II. Composition. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

  III. Meetings. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

  IV. Responsibilities and Duties. To fulfill its responsibilities and duties the Audit Committee shall:

 Documents/Reports Review

  1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

  2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

  3. Review with management and the independent accountants the 10-Q prior to its filing including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

 Independent Accountants

  4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment of the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  5. Oversee independence of the accountants by:

  . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No, 1");

  . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

  . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

  6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

 Financial Reporting Process

  7. In conjunction with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

  8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  9. Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

  10. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

 Legal Compliance/General

  11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

  12. Report through its Chairperson to the Board following meetings of the Audit Committee.

  13. Maintain minutes or other records of meetings and activities of the Audit Committee.

                                                                      1702-PS-01

                                                                      1702-PS-01

                                  DETACH HERE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            SYMPHONIX DEVICES, INC.

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholders of Symphonix Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 2, 2001 and hereby appoints Kirk B. Davis as attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of Symphonix Devices, Inc. to be held on April 27, 2001 at 8:30 a.m., local time, at the Company's principal executive offices located at 2331 Zanker Road, San Jose, CA 95131 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


- ---------------                                                   -------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE
- ---------------                                                   -------------

SYMPHONIX DEVICES, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                                  DETACH HERE
- -------------------------------------------------------------------------------

[X]  Please mark
     votes as in
     this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. Election of Class III Directors.

   Nominees: (01) Kirk B. Davis and (02) B.J. Cassin

   FOR                            WITHHELD
   [_]                              [_]


   [_] ______________________________________    MARK HERE    [_]
       For all nominees except as noted above    FOR ADDRESS
                                                 CHANGE AND
                                                 NOTE BELOW

2.  Proposal to approve an amendment of the Company's            FOR            AGAINST          ABSTAIN
    1994 Stock Option Plan to increase the number of shares      [_]              [_]              [_]
    of Common Stock reserved for issuance thereunder by
    1,000,000 shares.
3.  Proposal to ratify the appointment of                        FOR            AGAINST          ABSTAIN
    PriceWaterhouseCoopers LLP as independent accountants        [_]              [_]              [_]
    of the Company for the fiscal year ending December 31,
    2001.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature:_________________ Date:______ Signature:_________________ Date: ______